SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 16, 2013

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 16, 2013, Boston Private Financial Holdings, Inc. (the “Company”) announced that it entered into an agreement (the “Repurchase Agreement”) with BP Holdco, L.P. (the “Seller”) to repurchase all 400.81221 shares of the Company’s Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, par value $1.00 per share, held by the Seller in a private, non-underwritten transaction at a per share price of equal to (i) the volume-weighted average price of the Company’s common stock calculated by Bloomberg for the five-trading day period ending on Wednesday, April 17, 2013 times (ii) the Liquidation Preference of $100,000 of such Repurchase Share divided by the Conversion Price of $5.52 of such Repurchase Share (the “Share Repurchase”). The Share Repurchase is conditioned on the closing of an underwritten public offering of depositary shares representing fractional interests in a new series of the Company’s preferred stock.

The foregoing description of the Repurchase Agreement is qualified in its entirety by reference to the text of the Repurchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Company’s press release dated April 16, 2013 is attached hereto as Exhibit 99.1 an incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Stock Repurchase Agreement, dated as of April 16, 2013, by and between Boston Private Financial Holdings, Inc. and BP Holdco, L.P.

Exhibit 99.1	Press release dated April 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ David J. Kaye
Name: Title:	David J. Kaye Chief Financial Officer

Date: April 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated as of April 16, 2013, by and between Boston Private Financial Holdings, Inc. and BP Holdco, L.P.

99.1	Press release dated April 16, 2013

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